                                                                   EXHIBIT 10.18

                             THIRD AMENDMENT TO THE
                          MANAGEMENT SERVICES AGREEMENT

         THIS THIRD AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT dated August 12, 2002 is entered into and effective this 11th day of December, 2003 by and between Luminex Corporation, a Delaware corporation (the "Company") and Thomas
W. Erickson ("Erickson").

         WHEREAS, the Company and Erickson desire to continue the management services delivered pursuant to the Management Services Agreement dated August 12, 2002 (the "Agreement").

         NOW, THEREFORE, the parties execute this Third Amendment to the
Agreement:

         1. The substantive terms, covenants and agreements shall continue for a Term from January 1, 2004 through March 31, 2004.

         2. Cash compensation shall continue at the same rate for Erickson's services hereunder.

         3. An additional option grant of 37,500 shares of the Company's common stock shall be granted on the date of this agreement pursuant to the terms and conditions of the Option Agreement to be executed simultaneously herewith, in the form attached hereto as Exhibit A (the "Option Agreement"). Notwithstanding the foregoing, the exercise price per share shall be equal to the closing sale price on the date of grant and vesting shall occur in one third increments on the last day of each month of January through March, 2004, all as set forth in the Option Agreement.

         All other terms of the Agreement shall continue and all capitalized terms not otherwise defined will have such meaning as set forth in the Agreement.

         IN WITNESS WHEREOF, this Third Amendment is executed by the parties as of the effective date set forth above.

                                              LUMINEX CORPORATION

                                              By: /s/ Harriss T. Currie
                                                  ------------------------------

                                              Title: Chief Financial Officer

                                                  /s/ Thomas W. Erickson
                                                  ------------------------------
                                              Thomas W. Erickson

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